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                                  EXHIBIT 4

                            JOINT FILING AGREEMENT


         We, the undersigned, hereby express our agreement that the attached
Schedule 13D (including all amendments thereto) is filed on behalf of each of the undersigned.



                                           BB BIOTECH AG

Date: February 6, 1998            By: /s/ Hans-Joerg Graf
                                     -------------------------
                                  Name: Hans-Joerg Graf
                                       -----------------------

Date: February 6, 1998            By: /s/ Dr. Victor Bischoff
                                     -------------------------
                                  Name: Dr. Victor Bischoff
                                       -----------------------


                                           BIOTECH TARGET, S.A.

Date: February 6, 1998            By: /s/ Dr. Andreas Bremer
                                     -------------------------
                                  Name: Dr. Andreas Bremer
                                       -----------------------

Date: February 6, 1998            By: /s/ Dr. Anders Hove
                                     -------------------------
                                  Name: Dr. Anders Hove
                                       -----------------------